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                                                                     EXHIBIT 3.1


              THIRD AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                                   ORIUS CORP.

                  Pursuant to Sections 607.1003, 607.1006 and 607.1007 of the Florida Business Corporation Act, the Second Amended and Restated Articles of Incorporation of Orius Corp., as filed with the Secretary of State of Florida on December 15, 1999, are hereby amended and restated in their entirety to read as follows:


                                   ARTICLE ONE

                  The name of the Corporation is:

                                   ORIUS CORP.


                                   ARTICLE TWO

                  The principal office and mailing address for the Corporation is 1401 Forum Way, Suite 400, West Palm Beach, Florida 33401. The address of the registered office of the Corporation is 1200 S. Pine Island Road, Plantation, Florida 33324, and the name of the registered agent of the Corporation at such address is CT Corporation System.


                                  ARTICLE THREE

                  The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Florida Business Corporation Act.


                                  ARTICLE FOUR

                           A.       AUTHORIZED SHARES

                  The aggregate number of shares which the Corporation is authorized to have outstanding is 600,320,000 shares consisting of:


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                  (1)      200,000,000 shares of Series C Participating
Preferred Stock, par value $0.01 per share (the "Series C Participating Preferred");

                  (2) 200,000,000 shares of Series D Preferred Stock, par value $0.01 per share (the D Preferred");

                  (3) 250,000 shares of Series E Preferred Stock, par value $0.01 per share (the "Series E Preferred");

                  (4) 70,000 shares of Series F Preferred Stock, par value $0.01 per share (the "Series F Preferred" and collectively with the Series C Participating Preferred, Series D Preferred and Series E Preferred, the "Preferred Stock"); and

                  (5) 200,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock").


                           B.       PREFERRED SHARES

                  There shall be designated four series of Preferred Stock of the Corporation: Series C Participating Preferred, Series D Preferred, Series E Preferred and Series F Preferred. The number of shares of Preferred Stock shall be as set forth in this Article Four. The rights, preferences and limitations of the Preferred Stock are as set forth below.

I.       Series C Participating Preferred

                  Section 1.        Dividends

                  a. General Obligation in Respect of Preferential Dividends. When and as declared by the Board and to the extent permitted under the Florida Business Corporation Act, the Corporation shall pay preferential dividends in cash to the holders of the Series C Preferred as provided in this
Section 1. Dividends on each share of the Series C Participating Preferred (a "Series C Participating Preferred Share") shall accrue on a daily basis at the rate of 12% per annum of the sum of the Series C Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Series C Participating Preferred Share to and including the first to occur of (i) the date on which the Series C Liquidation Value of such Series C Participating Preferred Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Series C Participating Preferred Share by the Corporation or otherwise (but excluding any amounts paid pursuant to paragraph (d) below), (ii) the date on which such Series C Participating Preferred Share is converted into shares of Series C Conversion Stock hereunder or (iii) the date on which such Series C Participating Preferred Share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or

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other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Securities. The date on which the Corporation initially issues any Series C Participating Preferred Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Series C Participating Preferred Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Series C Participating Preferred Share.

                  b. Dividend Reference Dates. To the extent not paid on the Dividend Reference Dates, beginning December 31, 1999, all dividends which have accrued on each Series C Participating Preferred Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Series C Participating Preferred Share until paid to the holder thereof.

                  c. Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series C Participating Preferred, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Series C Participating Preferred Shares held by each such holder.

                  d. Participating Dividends. In the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property) other than dividends payable solely in shares of Common Stock, the Corporation shall also declare and pay to the holders of the Series C Participating Preferred at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series C Participating Preferred had all of the outstanding Series C Participating Preferred been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

                  Section 2.        Liquidation

                  Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series C Participating Preferred shall be entitled to be paid, (i) before any distribution or payment is made upon any Junior Securities an amount in cash equal to the aggregate Series C Liquidation Value of all Series C Participating Preferred Shares held by such holder (plus all accrued and unpaid dividends thereon), and (ii) an amount in cash equal to its ratable share on a per share basis of all distributions to the holders of Common Stock which would have been payable with respect to the Common Stock issuable upon conversion of the Series C Participating Preferred had all of the outstanding Series C Participating Preferred been converted immediately prior to such liquidation, dissolution or winding up of the Corporation. If upon any

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such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Series C Participating Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2, then the entire assets available to be distributed to the holders of Series C Participating Preferred shall be distributed pro rata among such holders based upon the aggregate Series C Liquidation Value (plus all accrued and unpaid dividends) of the Series C Participating Preferred held by each such holder. Not less than 60 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Series C Participating Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each share of Series C Participating Preferred and the Common Stock in connection with such liquidation, dissolution or winding up.

                  Section 3. Priority of Series C Participating Preferred on Dividends and Redemptions

                  So long as any Series C Participating Preferred remains outstanding, without the prior written consent of the holders of a majority of the outstanding shares of Series C Participating Preferred, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities, if at the time of or immediately after any such redemption, purchase, acquisition, dividend or distribution the Corporation has failed to pay the full amount of dividends accrued on the Series C Participating Preferred or the Corporation has failed to make any redemption of the Series C Participating Preferred required hereunder; provided that the Corporation may repurchase shares of Common Stock from present or former employees of the Corporation and its Subsidiaries in accordance with the arrangements and agreements which have been approved by the Board.

                  Section 4.        Redemptions

                  a. Scheduled Redemptions. The Corporation shall redeem all of the outstanding Series C Participating Preferred Shares on December 31, 2019 (the "Series C Scheduled Redemption Date"), at a price per Series C Participating Preferred Share equal to the Series C Redemption Price. For purposes hereof, the "Series C Redemption Price" of any Series C Participating Preferred Share at any time shall mean the aggregate amount to which the holder of such share would be entitled pursuant to Section 2 above if the Corporation were liquidated at such time.

                  b. Redemption Payments. For each Series C Participating Preferred Share which is to be redeemed hereunder, the Corporation shall be obligated on the Series C Scheduled Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Series C Participating Preferred Share) an amount in immediately available funds equal to the Series C Redemption Price of such Series C Participating Preferred Share. If the funds of the Corporation legally available in accordance with the terms of

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these Articles of Incorporation for redemption of Series C Participating
Preferred Shares on the Series C Scheduled Redemption Date are insufficient to redeem the total number of Series C Participating Preferred Shares to be redeemed on such date, those funds which are legally available in accordance with the terms of these Articles of Incorporation for redemption of Series C Participating Preferred Shares shall be used to redeem the maximum possible number of Series C Participating Preferred Shares pro rata among the holders of the Series C Participating Preferred Shares to be redeemed, first based upon the aggregate Series C Liquidation Value of such Series C Participating Preferred Shares held by each such holder (plus all accrued and unpaid dividends thereon), and after such time as distributions have been paid in such amounts, then based upon holdings of Series C Participating Preferred. At any time thereafter when additional funds of the Corporation are legally available in accordance with the terms of these Articles of Incorporation for the redemption of Series C Participating Preferred Shares, such funds shall immediately be used to redeem the balance of the Series C Participating Preferred Shares which the Corporation has become obligated to redeem on the Series C Scheduled Redemption Date but which it has not redeemed.

                  c. Notice of Redemption. Except as otherwise provided herein, the Corporation shall mail written notice of each redemption of any Series C Participating Preferred to each record holder thereof not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. In case fewer than the total number of Series C Participating Preferred Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Series C Participating Preferred Shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Series C Participating Preferred Shares.

                  d. Determination of the Number of Each Holder's Series C Participating Preferred Shares to be Redeemed. Except as otherwise provided herein, the number of Series C Participating Preferred Shares to be redeemed from each holder thereof in redemptions hereunder shall be the number of Series C Participating Preferred Shares determined by multiplying the total number of Series C Participating Preferred Shares to be redeemed times a fraction, the numerator of which shall be the total number of Series C Participating Preferred Shares then held by such holder and the denominator of which shall be the total number of Series C Participating Preferred Shares then outstanding.

                  e. Dividends After Series C Scheduled Redemption Date. No Series C Participating Preferred Share shall be entitled to any dividends accruing after the date on which the Series C Redemption Price of such Series C Participating Preferred Share is paid to the holder of such Series C Participating Preferred Share. On such date, all rights of the holder of such Series C Participating Preferred Share to receive dividends or other payments shall cease.

                  f. Redeemed or Otherwise Acquired Series C Participating Preferred Shares. Any Series C Participating Preferred Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.

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                  Section 5.        Voting Rights

                  Except as otherwise required by applicable law, each holder of Series C Participating Preferred Shares shall be entitled to vote, together with the holders of Series D Preferred and the Common Stock, as a single class on all matters to be voted upon by the shareholders of the Corporation, and in each such vote shall be entitled to that number of votes (including fractions thereof) equal to the quotient determined by dividing the aggregate Series C Liquidation Value of the shares so held by the Common Stock Value Per Share (as defined in the Reorganization Agreement), except as otherwise required by applicable law.

                  Section 6.        Conversion

                  a.       Conversion Procedure.

                           (i)      If an IPO is proposed to occur, the
Corporation shall give written notice of such IPO, describing in reasonable detail the material terms and date of consummation thereof to each holder of Series C Participating Preferred not more than 45 days nor less than 20 days prior to the consummation of such IPO and the Corporation shall give each holder of Series C Participating Preferred prompt written notice of any material change in the terms or timing of such transaction. The holder or holders of a majority of the Series C Participating Preferred then outstanding may cause each holder of Series C Participating Preferred to convert all or any portion of the Series C Participating Preferred (including any fraction of a Series C Participating Preferred Share) held by such holder into shares of Common Stock and shares of Class D Preferred, with the shares of Series C Participating Preferred held by each holder converting into (A) the number of shares of Series D Preferred (or fraction thereof) with Series D Liquidation Value equal to the aggregate Series C Liquidation Value of, plus the aggregate amount of accrued and unpaid dividends on, such shares of Series C Participating Preferred so converted, and
(B) the number of shares of Common Stock computed by dividing the aggregate Series C Liquidation Value of the Series C Participating Preferred Shares to be converted by such holder by the Series C Conversion Price set forth in paragraph
(b) below then in effect.

                           (ii)     Except as otherwise provided herein, each
conversion of Series C Participating Preferred shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series C Participating Preferred to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Series C Participating Preferred Shares converted as a holder of Series C Participating Preferred shall cease and the Person or Persons in whose name or names any certificate or certificates for shares constituting Series C Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares constituting Series C Conversion Stock represented thereby.

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                           (iii)    The conversion of any Series C Participating
Preferred Shares may, at the election of the holder thereof, be conditioned upon the consummation of the IPO, in which case such conversion shall not be deemed to be effective until such IPO has been consummated.

                           (iv)     As soon as possible after a conversion has
been effected (but in any event within five business days in the case of subparagraph (A) below), the Corporation shall deliver to the converting holder:



                                    (A)      a certificate or certificates
representing the number of shares constituting Series C Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified; and

                                    (B)      a certificate representing any
Series C Participating Preferred Shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                           (v)      The issuance of certificates for shares
constituting Series C Conversion Stock upon conversion of Series C Participating Preferred shall be made without charge to the holders of such Series C Participating Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares constituting Series C Conversion Stock. Upon conversion of each Series C Participating Preferred Share, the Corporation shall take all such actions as are necessary in order to insure that the Series C Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

                           (vi)     The Corporation shall not close its books
against the transfer of Series C Participating Preferred or of Series C Conversion Stock issued or issuable upon conversion of Series C Participating Preferred in any manner which interferes with the timely conversion of Series C Participating Preferred. The Corporation shall assist and cooperate with any holder of Series C Participating Preferred Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Series C Participating Preferred Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

                           (vii)    The Corporation shall at all times reserve
and keep available out of its authorized but unissued shares constituting Series C Conversion Stock, solely for the purpose of issuance upon the conversion of the Series C Participating Preferred, such number of shares constituting Series C Conversion Stock issuable upon the conversion of all outstanding Series C Participating Preferred. All shares constituting Series C Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares constituting Series C Conversion Stock may be so issued without violation of any

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applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares constituting Series C Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares constituting Series C Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Series C Participating Preferred.

                  b. Series C Conversion Price. The initial Series C Conversion Price shall be equal to the product of (i) 100 multiplied by (ii) the Orius Common Value Per Share (as defined in the Reorganization Agreement), multiplied by (iii) the Preferred Stock Proportion (as defined in the Reorganization Agreement). If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Series C Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Series C Conversion Price in effect immediately prior to such combination shall be proportionately increased.

II.      Series D Preferred

                  Section 1.        Dividends

                  a. General Obligation. When and as declared by the Corporation's Board of Directors and to the extent permitted under the Florida Business Corporation Act, the Corporation shall pay preferential dividends in cash to the holders of the Series D Preferred as provided in this Section 1. Dividends on each share of the Series D Preferred (a "Series D Preferred Share") shall accrue on a daily basis at the rate of 12% per annum of the sum of the Series D Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Series D Preferred Share to and including the first to occur of (i) the date on which the Series D Liquidation Value of such Series D Preferred Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Series D Preferred Share by the Corporation or (ii) the date on which such Series D Preferred Share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Securities. The date on which the Corporation initially issues any Series D Preferred Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Series D Preferred Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Series D Preferred Share.

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                  b.       Dividend Reference Dates. To the extent not paid on
the Dividend Reference Dates, beginning December 31, 1999, all dividends which have accrued on each Series D Preferred Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Series D Preferred Share until paid to the holder thereof.

                  c. Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series D Preferred, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Series D Preferred Shares held by each such holder.

                  Section 2.        Liquidation

                  Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series D Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities an amount in cash equal to the aggregate Series D Liquidation Value of all Series D Preferred Shares held by such holder (plus all accrued and unpaid dividends thereon), and the holders of Series D Preferred shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Series D Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2, then the entire assets available to be distributed to the holders of Series D Preferred Shares shall be distributed pro rata among such holders based upon the aggregate Series D Liquidation Value (plus all accrued and unpaid dividends) of the Series D Preferred held by each such holder. Not less than 60 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Series D Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each share of Series D Preferred and the Common Stock in connection with such liquidation, dissolution or winding up.

                  Section 3. Priority of Series D Preferred on Dividends and Redemptions

                  So long as any Series D Preferred Shares remain outstanding, without the prior written consent of the holders of a majority of the outstanding shares of Series D Preferred, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities, if at the time of or immediately after any such redemption, purchase, acquisition, dividend or distribution the Corporation has failed to pay the full amount of dividends accrued on the Series D Preferred or the Corporation has not redeemed all of the outstanding Series D Preferred Shares as required, or permitted, hereunder; provided that the Corporation may repurchase shares of Common Stock from present or former employees of the Corporation and its Subsidiaries in accordance with the arrangements and agreements which have been approved by the Board.

                  Section 4.        Redemptions

                  a. Scheduled Redemptions. The Corporation shall redeem all of the outstanding Series D Preferred Shares on December 31, 2019 (the "Series D Scheduled Redemption Date"), at a price per Series D Preferred Share equal to the Series D Liquidation Value thereof (plus all accrued and unpaid dividends thereon), payable in cash.

                  b. Optional Redemptions. The Corporation may, to the extent it may do so under applicable law, redeem all of the outstanding Series D Preferred Shares at any time and from time to time after the date of initial issuance thereof and, if so requested by the holders of a majority of the outstanding Series D Preferred Shares, shall be obligated to redeem all outstanding Series D Preferred Shares or such lesser amount or proportion thereof as such holders may request at any time or from time to time. Upon any such redemption, the Corporation shall pay a price per Series D Preferred Share equal to the Series D Liquidation Value thereof (plus all accrued and unpaid dividends thereon); provided that the Corporation (i) shall pay the purchase price in any such redemption in Common Stock of the Corporation if the payment of cash or other funds in any such redemption is prohibited by, or would otherwise violate the terms of any agreement or instrument evidencing, securing or relating to any indebtedness of the Corporation or any of its direct or indirect subsidiaries in excess of $5,000,000 in the aggregate, and (ii) so long as clause (i) above is not applicable, may unless the holders of a majority of the outstanding Series D Preferred otherwise object, elect to pay the purchase price in any such redemption in Common Stock of the Corporation. In such event, the Corporation shall issue to each holder of Series D Preferred Shares which are subject to redemption a number of shares of Common Stock with fair market value equal to the Series D Liquidation Value thereof (plus all accrued and unpaid dividends thereon). If any such redemption of Series D Preferred is consummated contemporaneously with a public offering by the Corporation of shares of its Common Stock, the fair market value of the Common Stock will be conclusively presumed for the purposes hereof to be equal to price per share at which the Corporation sells such shares (net of underwriting discounts), and otherwise shall be determined by the Board in good faith; provided that if the holders of a majority of the outstanding Series D Preferred Shares object to the valuation so determined by the Board, such fair market value shall be determined by agreement between the Board and such holders. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Corporation and the holders of a majority of the outstanding Series D Preferred Shares.

                  c. Redemption Payments. For each Series D Preferred Share which is to be redeemed hereunder, the Corporation shall be obligated on the Series D Scheduled Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Series D Preferred Share) an amount in immediately available funds equal to the Series D Liquidation Value of such Series D Preferred Share (plus all accrued and unpaid dividends thereon). If the funds of the Corporation legally available in accordance with the terms of these Articles of Incorporation for redemption of Series D Preferred Shares on the Series D Scheduled Redemption Date are insufficient to redeem the total number of Series D Preferred Shares to be redeemed on such date, those funds which are legally available in accordance with the terms of these Articles of Incorporation for redemption of Series D Preferred Shares shall be used to redeem the maximum possible number of Series D Preferred Shares pro rata among the holders of the Series D Preferred Shares to be redeemed based upon the aggregate Series D Liquidation Value of such Series D Preferred Shares held by each such holder (plus all accrued and unpaid dividends thereon). At any time thereafter when additional funds of the Corporation are legally available in accordance with the terms of these Articles of Incorporation for the redemption of Series D Preferred Shares, such funds shall immediately be used to redeem the balance of the Series D Preferred Shares which the Corporation has become obligated to redeem on the Series D Scheduled Redemption Date but which it has not redeemed.

                  d. Notice of Redemption. Except as otherwise provided herein, the Corporation shall mail written notice of each redemption of any Series D Preferred to each record holder thereof not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. To request redemption of all or any portion of the outstanding Series D Preferred Shares, the holders of a majority of the outstanding Series D Preferred Shares shall deliver written notice to the Corporation, not more than 60 nor less than 30 days prior to the date on which such redemption is to be made, specifying the amount or portion of the outstanding Series D Preferred Shares which shall be subject to such redemption. Upon receipt of such notice, the Corporation shall immediately mail written notice of such redemption to each record holder of Series D Preferred. The Corporation or the holders of a majority of the outstanding shares of Series C Participating Preferred may deliver notice pursuant to this subsection prior to the actual issuance of Series D Preferred upon conversion of Series C Participating Preferred, which notice may be subject to the subsequent conversion of the Series C Participating Preferred. The holders of a majority of the outstanding Series D Preferred may waive the foregoing notice periods. In case fewer than the total number of Series D Preferred Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Series D Preferred Shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Series D Preferred Shares.

                  e. Determination of the Number of Each Holder's Series D Preferred Shares to be Redeemed. Except as otherwise provided herein, the number of Series D Preferred Shares to be redeemed from each holder thereof in redemptions hereunder shall be the number of Series D Preferred Shares determined by multiplying the total number of Series D Preferred Shares to be redeemed times a fraction, the numerator of which shall be the total number of Series D Preferred Shares then held by such holder and the denominator of which shall be the total number of Series D Preferred Shares then outstanding.

                  f. Dividends After Series D Scheduled Redemption Date. No Series D Preferred Share shall be entitled to any dividends accruing after the date on which the Series D Liquidation

Value of such Series D Preferred Share (plus all accrued and unpaid dividends thereon) is paid to the holder of such Series D Preferred Share. On such date, all rights of the holder of such Series D Preferred Share shall cease, and such Series D Preferred Share shall no longer be deemed to be issued and outstanding.

                  g. Redeemed or Otherwise Acquired Series D Preferred Shares. Any Series D Preferred Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.

                  Section 5.        Voting Rights

                  Except as otherwise required by applicable law, each holder of Series D Preferred Shares shall be entitled to vote, together with the holders of Series C Participating Preferred and Common Stock, as a single class on all matters to be voted upon by the shareholders of the Corporation, and in each such vote shall be entitled to that number of votes (including fractions thereof) equal to the quotient determined by dividing the aggregate Series D Liquidation Value of the shares so held by the Orius Common Value Per Share (as defined in the Reorganization Agreement), except as otherwise required by applicable law.

III.     Series E Preferred

                  Section 1.        Dividends

                  a. General Obligation in Respect of Preferential Dividends. When and as declared by the Board and to the extent permitted under the Florida Business Corporation Act, the Corporation shall pay preferential dividends in cash to the holders of the Series E Preferred as provided in this
Section 1. Dividends on each share of the Series E Preferred (a "Series E Preferred Share") shall accrue on a daily basis at the rate of 12% per annum of the sum of the Series E Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Series E Preferred Share to and including the first to occur of (i) the date on which the Series E Liquidation Value of such Series E Preferred Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Series E Preferred Share by the Corporation or (ii) the date on which such Series E Preferred Share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Securities. The date on which the Corporation initially issues any Series E Preferred Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Series E Preferred Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Series E Preferred Share.

                  b. Dividend Reference Dates. To the extent not paid on the Dividend Reference Dates, beginning September 30, 2001, all dividends which have accrued on each Series E Preferred Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Series E Preferred Share until paid to the holder thereof.

                  c. Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series E Preferred, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Series E Preferred Shares held by each such holder.

                  Section 2.        Liquidation

                  Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series E Preferred shall be entitled to be paid, before any distribution or payment is made upon any capital stock or other equity securities of the Corporation (other than the Series E Preferred or Series F Preferred) an amount in cash equal to the aggregate Series E Liquidation Value of all Series E Preferred Shares held by such holder (plus all accrued and unpaid dividends thereon). If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Series E Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2, then the entire assets available to be distributed to the holders of Series E Preferred Shares shall be distributed pro rata among such holders based upon the aggregate Series E Liquidation Value (plus all accrued and unpaid dividends) of the Series E Preferred held by each such holder. Not less than 60 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Series E Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each share of Series E Preferred Stock in connection with such liquidation, dissolution or winding up.

                  Section 3. Priority of Series E Preferred on Dividends and Redemptions

                  So long as any Series E Preferred remains outstanding, and notwithstanding anything in these Articles of Incorporation to the contrary, without the prior written consent of the holders of a majority of the outstanding shares of Series E Preferred, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, Series C Preferred or Series D Preferred, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities, Series C Preferred or Series D Preferred if at the time of or immediately after any such redemption, purchase, acquisition, dividend or distribution the Corporation has failed to pay the full amount of dividends accrued on the Series E Preferred or the Corporation has not redeemed all of the outstanding Series E Preferred Shares as required, or permitted, hereunder; provided that the Corporation may repurchase shares of Common Stock from present or former employees of the Corporation and its Subsidiaries in accordance with the arrangements and agreements which have been approved by the Board.

                  Section 4.        Redemptions

                  a. Scheduled Redemptions. The Corporation shall redeem all of the outstanding Series E Preferred Shares on December 15, 2010 (the "Series E Scheduled Redemption Date"), at a price per Series E Preferred Share equal to the Series E Redemption Price. For purposes hereof, the "Series E Redemption Price" of any Series E Preferred Share at any time shall mean the aggregate amount to which the holder of such share would be entitled pursuant to
Section 2 above if the Corporation were liquidated at such time.

                  b. Other Mandatory Redemptions. The Corporation shall redeem all of the outstanding Series E Preferred Shares contemporaneously with the consummation of a Change of Control; provided that all outstanding Senior Debt has been paid in full (whether in cash or such other form of consideration acceptable to the holders of Senior Debt in their sole discretion) prior to any payment being made pursuant to this paragraph (b); and provided further that the foregoing shall not limit the obligations of the holder of any Series E Preferred Shares to deliver such shares as required pursuant to the Investor Rights Agreement in connection with any Sale of the Company. In addition, if and when the Corporation prepays all or any portion of the Junior Notes and such prepayment does not violate the terms of any Senior Debt, including without limitation in connection with a Change of Control, or makes any payment pursuant to Section 1(b) of the Junior Notes and such payment does not violate the terms of any Senior Debt, the Corporation shall contemporaneously with such payment or prepayment redeem the Pro Rata Number of Series E Preferred Shares. For purposes hereof, the "Pro Rata Number" means that number equal to the product of (i) a fraction, the numerator of which is the aggregate amount paid by the Corporation in such payment or prepayment, whether in respect of interest or principal on the Junior Notes, and the denominator of which is the aggregate unpaid principal amount of, plus the aggregate accrued but unpaid interest on, the Junior Notes, immediately prior to any such prepayment or payment on the Junior Notes, multiplied by (ii) the number of Series E Preferred Shares outstanding immediately prior to such redemption.

                  c. Optional Redemptions. The Corporation may, at any time and from time to time, without premium or penalty, redeem all or any portion of the outstanding Series E Preferred Shares.

                  d. Redemption Payments. For each Series E Preferred Share which is to be redeemed hereunder, the Corporation shall be obligated on the Series E Scheduled Redemption

Date or such other date on which the Corporation is obligated to redeem such share, to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Series E Preferred Share) an amount in immediately available funds equal to the Series E Redemption Price of such Series E Preferred Share. If the funds of the Corporation legally available in accordance with the terms of these Articles of Incorporation for redemption of Series E Preferred Shares on the Series E Scheduled Redemption Date are insufficient to redeem the total number of Series E Preferred Shares to be redeemed on such date, those funds which are legally available in accordance with the terms of these Articles of Incorporation for redemption of Series E Preferred Shares shall be used to redeem the maximum possible number of Series E Preferred Shares pro rata among the holders of the Series E Preferred Shares to be redeemed, first based upon the aggregate Series E Liquidation Value of such Series E Preferred Shares held by each such holder (plus all accrued and unpaid dividends thereon), and after such time as distributions have been paid in such amounts, then based upon holdings of Series E Preferred. At any time thereafter when additional funds of the Corporation are legally available in accordance with the terms of these Articles of Incorporation for the redemption of Series E Preferred Shares, such funds shall immediately be used to redeem the balance of the Series E Preferred Shares which the Corporation has become obligated to redeem on the Series E Scheduled Redemption Date but which it has not redeemed.

                  e. Notice of Redemption. Except as otherwise provided herein, the Corporation shall mail written notice of each redemption of any Series E Preferred to each record holder thereof not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. In case fewer than the total number of Series E Preferred Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Series E Preferred Shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Series E Preferred Shares.

                  f. Determination of the Number of Each Holder's Series E Preferred Shares to be Redeemed. Except as otherwise provided herein, the number of Series E Preferred Shares to be redeemed from each holder thereof in redemptions hereunder shall be the number of Series E Preferred Shares determined by multiplying the total number of Series E Preferred Shares to be redeemed times a fraction, the numerator of which shall be the total number of Series E Preferred Shares then held by such holder and the denominator of which shall be the total number of Series E Preferred Shares then outstanding.

                  g. Dividends After Series E Scheduled Redemption Date. No Series E Preferred Share shall be entitled to any dividends accruing after the date on which the Series E Redemption Price of such Series E Preferred Share is paid to the holder of such Series E Preferred Share. On such date, all rights of the holder of such Series E Preferred Share to receive dividends or other payments shall cease.

                  h. Redeemed or Otherwise Acquired Series E Preferred Shares. Any Series E Preferred Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.

                  Section 5.        No Voting Rights

                  Except as otherwise required by applicable law, holders of Series E Preferred Shares shall not be entitled to vote on any matters to be voted upon by the shareholders of the Corporation.

IV.      Series F Preferred

                  Section 1.        Dividends

                  a. General Obligation in Respect of Preferential Dividends. When and as declared by the Board and to the extent permitted under the Florida Business Corporation Act, the Corporation shall pay preferential dividends in cash to the holders of the Series F Preferred as provided in this
Section 1. Dividends on each share of the Series F Preferred (a "Series F Preferred Share") shall accrue on a daily basis at the rate of 20% per annum of the sum of the Series F Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Series F Preferred Share to and including the first to occur of (i) the date on which the Series F Liquidation Value of such Series F Preferred Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Series F Preferred Share by the Corporation or (ii) the date on which such Series F Preferred Share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Securities. The date on which the Corporation initially issues any Series F Preferred Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Series F Preferred Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Series F Preferred Share.

                  b. Dividend Reference Dates. To the extent not paid on the Dividend Reference Dates, beginning September 30, 2001, all dividends which have accrued on each Series F Preferred Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Series F Preferred Share until paid to the holder thereof.

                  c. Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series F Preferred, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Series F Preferred Shares held by each such holder.

                  Section 2.        Liquidation

                  Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series F Preferred shall be entitled to be paid, before any distribution or payment is made upon any other capital stock or equity securities of the Corporation an amount in cash equal to the aggregate Series F Liquidation Value of all Series F Preferred Shares held by such holder (plus all accrued and unpaid dividends thereon). If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Series F Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2, then the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata among such holders based upon the aggregate Series F Liquidation Value (plus all accrued and unpaid dividends) of the Series F Preferred held by each such holder. Not less than 60 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Series F Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each share of Series F Preferred in connection with such liquidation, dissolution or winding up.

                  Section 3. Priority of Series F Preferred on Dividends and Redemptions

                  So long as any Series F Preferred remains outstanding, and notwithstanding anything in these Articles of Incorporation to the contrary, without the prior written consent of the holders of a majority of the outstanding shares of Series F Preferred, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any capital stock or other equity securities of the Corporation (other than the Series F Preferred), nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any other capital stock or equity securities of the Corporation, if at the time of or immediately after any such redemption, purchase, acquisition, dividend or distribution the Corporation has failed to pay the full amount of dividends accrued on the Series F Preferred or the Corporation has not redeemed all of the outstanding Series F Preferred Shares as required, or permitted, hereunder; provided that the Corporation may repurchase shares of Common Stock from present or former employees of the Corporation and its Subsidiaries in accordance with the arrangements and agreements which have been approved by the Board.

                  Section 4.        Redemptions

                  a. Scheduled Redemptions. The Corporation shall redeem all of the outstanding Series F Preferred Shares on December 1, 2010 (the "Series F Scheduled Redemption Date"), at a price per Series F Preferred Share equal to the Series F Redemption Price. For purposes hereof, the "Series F Redemption Price" of any Series F Preferred Share at any time shall mean the aggregate amount to which the holder of such share would be entitled pursuant to
Section 2 above if the Corporation were liquidated at such time.

                  b. Other Mandatory Redemptions. The Corporation shall redeem all of the outstanding Series F Preferred Shares contemporaneously with the consummation of a Change of Control; provided that all outstanding Senior Debt has been paid in full (whether in cash or such other form of consideration acceptable to the holders of Senior Debt in their sole discretion) prior to any payment being made pursuant to this paragraph (b); and provided further that the foregoing shall not limit the obligations of the holder of any Series F Preferred Shares to deliver such shares as required pursuant to the Investor Rights Agreement in connection with any Sale of the Company.

                  c. Optional Redemptions. The Corporation may, at any time and from time to time, without premium or penalty, redeem all or any portion of the outstanding Series F Preferred Shares.

                  d. Redemption Payments. For each Series F Preferred Share which is to be redeemed hereunder, the Corporation shall be obligated on the Series F Scheduled Redemption Date or such other date on which the Corporation is obligated to redeem such share, to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Series F Preferred Share) an amount in immediately available funds equal to the Series F Redemption Price of such Series F Preferred Share. If the funds of the Corporation legally available in accordance with the terms of these Articles of Incorporation for redemption of Series F Preferred Shares on the Series F Scheduled Redemption Date are insufficient to redeem the total number of Series F Preferred Shares to be redeemed on such date, those funds which are legally available in accordance with the terms of these Articles of Incorporation shall be used to redeem the maximum possible number of Series F Preferred Shares pro rata among the holders of the Series F Preferred Shares to be redeemed, first based upon the aggregate Series F Liquidation Value of such Series F Preferred Shares held by each such holder (plus all accrued and unpaid dividends thereon), and after such time as distributions have been paid in such amounts, then based upon holdings of Series F Preferred. At any time thereafter when additional funds of the Corporation are legally available in accordance with the terms of these Articles of Incorporation for the redemption of Series F Preferred Shares, such funds shall immediately be used to redeem the balance of the Series F Preferred Shares which the Corporation has become obligated to redeem on the Series F Scheduled Redemption Date but which it has not redeemed.

                  e. Notice of Redemption. Except as otherwise provided herein, the Corporation shall mail written notice of each redemption of any Series F Preferred to each record holder thereof not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. In case fewer than the total number of Series F Preferred Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Series F Preferred Shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Series F Preferred Shares.

                  f. Determination of the Number of Each Holder's Series F Preferred Shares to be Redeemed. Except as otherwise provided herein, the number of Series F Preferred Shares to be redeemed from each holder thereof in redemptions hereunder shall be the number of Series F Preferred Shares determined by multiplying the total number of Series F Preferred Shares to be redeemed times a fraction, the numerator of which shall be the total number of Series F Preferred Shares then held by such holder and the denominator of which shall be the total number of Series F Preferred Shares then outstanding.

                  g. Dividends After Series F Scheduled Redemption Date. No Series F Preferred Share shall be entitled to any dividends accruing after the date on which the Series F Redemption Price of such Series F Preferred Share is paid to the holder of such Series F Preferred Share. On such date, all rights of the holder of such Series F Preferred Share to receive dividends or other payments shall cease.

                  h. Redeemed or Otherwise Acquired Series F Preferred Shares. Any Series F Preferred Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.


                  Section 5.        No Voting Rights

                  Except as otherwise required by applicable law, holders of Series F Preferred Shares shall not be entitled to vote on any matters to be voted upon by the shareholders of the Corporation.


                                    C.       COMMON SHARES

                  There shall be designated one class of common stock of the
Corporation: the Common Stock. Shares of common stock of the Corporation outstanding on the date hereof and prior to the consummation of the transactions contemplated in the Reorganization Agreement shall be designated Common Stock. The number of shares of common stock shall be as set forth in this Article Four. The rights, preferences and limitations of the Common Stock are as set forth below.

                  Section 1.        Voting Rights

                  Except as otherwise required by applicable law, the Common Stock and the Preferred Stock (other than the Series E Preferred and Series F Preferred) shall vote together as a single class on all matters to be voted on by the stockholders of the Corporation, with the holders of Common Stock entitled to one vote per share.

                  Section 2.        Dividends

                  As and when dividends are declared or paid with respect to shares of Common Stock, whether in cash, property or securities of the Corporation, the holders of Common Stock shall be entitled to receive such dividends ratably on a per share basis, treating the Common Stock as a single class for such purposes. The right of the holders of Common Stock to receive dividends are subject to the provisions of the Preferred Stock; provided that if dividends are declared or paid in shares of Common, the dividends payable in shares of Common Stock shall be payable to holders of Common Stock.

                  Section 3.        Liquidation

                  Subject to the provisions of the Preferred Stock, the holders of the Common Stock shall be entitled to participate ratably on a per share basis in all distributions to the holders of Common Stock in any liquidation, dissolution or winding up of the Corporation.


                                  ARTICLE FIVE

                                   DEFINITIONS

                  "Board" means the board of directors of the Corporation.

                  "Change of Control" means a Sale of the Company after which a person or group of related Persons, other than any holder of Stockholder Shares (as defined in the Investor Rights Agreement) immediately prior to the consummation of such Sale of the Company (and other than any of such holder's Affiliates), owns directly or indirectly capital stock of the Company possessing the voting power to elect a majority of the Company's board of directors.

                  "Corporation" means Orius Corp., a Florida corporation.

                  "Credit Agreement" means (a) the Credit Agreement, dated as of December 15, 1999, made by and among NATG Holdings, LLC, a Delaware limited liability company, LISN, LLC, a limited liability company, Orius Corp., a Florida corporation, the financial institutions parties thereto and Bankers Trust Company as a lender and as administrative agent, (b) the Senior

Subordinated Loan Agreement, dated as of December 15, 1999, (the "Senior Subordinated Loan Agreement") among Orius Corp., NATG Holdings LLC, LISN, LLC, the lenders from time to time party thereto, NationsBridge, LLC, as syndication agent and Bankers Trust Company, as administrative agent, (c) the Take-Out Securities, as such term is defined in the Senior Subordinated Loan Agreement,
(d) the Senior Subordinated Indenture, as such term is defined in the Senior Subordinated Loan Agreement, and (e) each of the agreements cited in items (a) through (d) of this definition, as any such agreement may be amended (including any amendment and restatement thereof), supplemented, replaced, refinanced or otherwise modified from time to time.

                  "Dividend Reference Dates" means March 31, June 30, September 30 and December 31 of each year.

                  "IPO" means the initial public offering and sale of Common Stock pursuant to an effective registration statement under the Securities Act.

                  "Investor Rights Agreement" means the Investor Rights Agreement dated as of November 8, 1999, among the Corporation and holders of its securities, as amended from time to time.

                  "Junior Securities" means any capital stock or other equity securities of the Corporation, except for the Preferred Stock.

                  "Person" means an individual, a partnership, a corporation, a limited liability company, a limited liability, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "Reorganization Agreement" means the Agreement and Plan of Reorganization dated as of November 8, 1999 among the Corporation, LISN Holdings, Inc. and Orius Merger Sub, Inc., as amended from time to time thereafter in accordance with its terms.

                  "Sale of the Company" has the meaning given such term in the Investor Rights Agreement.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time.

                  "Senior Debt" means (i) indebtedness and all other obligations of any type under the Credit Agreement and any other credit agreement among the Corporation, any direct or indirect Subsidiary of the Corporation, and any lender, including, without limitation, principal, reimbursement obligations under letters of credit, bankers acceptances, interest rate protection agreements, and similar obligations, accrued interest, premiums, penalties, fees or expenses, (ii) obligations arising under guarantees executed by the Corporation or any of its Subsidiaries of items described in (i) above, and (iii) renewals, extensions, refundings, refinancings, deferrals, restructurings, amendments and modifications of the items described in (i) and/or (ii) above.

                  "Series C Conversion Stock" means the shares of Common Stock and shares of Class D Preferred issuable upon conversion of the Series C Participating Preferred; provided that if there is a change such that the securities issuable upon conversion of the Series C Participating Preferred are issued by an entity other than the Corporation or there is a change in the types or classes of securities so issuable, then the term "Series C Conversion Stock" shall mean one share of each security issuable upon conversion of the Series C Participating Preferred if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

                  "Series C Liquidation Value" of any Series C Participating Preferred Share as of any particular date shall be equal to one thousand dollars ($1,000).

                  "Series D Liquidation Value" of any Series D Preferred Share as of any particular date shall be equal to one thousand dollars ($1,000).

                  "Series E Liquidation Value" of any Series E Preferred Share as of any particular date shall be equal to one thousand dollars ($1,000).

                  "Series F Liquidation Value" of any Series F Preferred Share as of any particular date shall be equal to one thousand dollars ($1,000).

                  "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.


                                   ARTICLE SIX

                 The Corporation is to have perpetual existence.

                                  ARTICLE SEVEN

                  In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation.


                                  ARTICLE EIGHT

                  Meetings of stockholders may be held within or without the State of Florida, as the by-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Florida at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation. Election of directors need not be by written ballot unless the by-laws of the Corporation so provide.


                                  ARTICLE NINE

                  To the fullest extent permitted by the Florida Business Corporation Act as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


                                   ARTICLE TEN

                  The Corporation expressly elects not to be governed by Florida Statutes Section 607.0901, as amended, concerning affiliated transactions.


                                 ARTICLE ELEVEN

                  The Corporation reserves the right to amend, alter, change or repeal any provision contained in these articles of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Florida, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  Pursuant to Sections 607.1003, 607.1006 and 607.1007 of the Florida Business Corporation Act, the foregoing amendment and restatement of the Second Amended and Restated Articles of Incorporation of the Corporation was duly authorized and adopted by the Board of Directors of the Corporation on July 25, 2001, and by the written consent of a majority of the shareholders of the Corporation on August 7, 2001, in accordance with the Florida Business Corporation Act. The number of votes cast for the amendment by each voting group of shareholders was sufficient for approval by that voting group.

         IN WITNESS WHEREOF, the undersigned has executed these Third Amended and Restated Articles of Incorporation this 7th day of August, 2001.


                                  ORIUS CORP.


                                  By: /s/ Thomas W. Hartmann
                                      --------------------------------
                                          Thomas W. Hartmann

                                  Title: Secretary